Exhibit 10.1

First Amendment to Credit Agreement

This First Amendment to Credit Agreement is dated as of October 22, 2013 (this “Amendment”), among AMCOL International Corporation (the “Company”), the Borrowing Subsidiaries, the guarantors party hereto, the financial institutions listed on the signature pages hereof as Lenders, and BMO Harris Bank N.A. as administrative agent (in such capacity, the “Administrative Agent”).

Preliminary Statements

A.The Company, the Borrowing Subsidiaries, the guarantors party thereto (the “Guarantors”), the financial institutions party thereto as Lenders, and the Administrative Agent have heretofore entered into that certain Credit Agreement, dated as of January 20, 2012 (as amended, the “Credit Agreement”); and

B.The Company has asked the Lenders and the Administrative Agent to amend the definition of EBITDA contained in the Credit Agreement and the Lenders and the Administrative Agent are willing to do so on the terms and conditions set forth in this Amendment.

Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

Definitions

Section 1.1. Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

Article II

Amendments

Section 2.1 The defined term “EBITDA” contained in Section 5.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

“EBITDA” means, with reference to any period, Net Income for such period plus (A) the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, (c) depreciation of fixed assets and amortization of intangible assets for such period, and (d) other non-cash charges (other than for deferred tax expenses and additions to bad debt reserves or bad debt expenses and any noncash charge that results from the write-down or write-off of accounts receivables) for such period plus (B) an amount calculated by the Company and approved by the Administrative Agent in its reasonable discretion equal to the EBITDA of the Persons or assets which are the subject of an Acquisition consummated during such period as if such Acquisition was consummated on the first day of such period to the extent not subsequently sold or otherwise disposed of during such period; provided that any cash payment made with respect to any non-cash charges added back in computing EBITDA for any prior period pursuant to clause (d) above shall be subtracted in computing EBITDA for the period in which such cash payment is made.

Section 2.2. Schedule I to Exhibit F of the Credit Agreement is hereby amended in its entirety and as so amended shall read as set forth as Addendum I to this Amendment.

Article III

Representations And Warranties

Section 3.1. Credit Agreement Representations.  In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Section 6 of the Credit Agreement and additionally represents and warrants to the Administrative Agent and each Lender as set forth in this Article III.

Section 3.2. Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by each Borrower and each Guarantor of this Amendment are within such Borrower’s and such Guarantor’s powers, have been duly authorized by all necessary corporate action, and do not:

(a)contravene any Borrower’s or any Guarantor’s constituent documents;

(b)contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting any Borrower or any Guarantor; or

(c)result in, or require the creation or imposition of, any Lien on any of the properties of a Borrower or a Guarantor.

Section 3.3. Government Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower or any Guarantor of this Amendment.

Section 3.4. Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms.

Article IV

Conditions Precedent

Section 4.1. Effectiveness.  This Amendment shall become effective as of September 30, 2013 upon receipt by the Administrative Agent of executed counterparts hereof from the Borrowers, the Guarantors, the Administrative Agent, and the Required Lenders.

Article V

Miscellaneous Provisions

Section 5.1. Ratification of and References to the Credit Agreement.  Except for the amendments expressly set forth above, the Credit Agreement and each other Loan Document is hereby ratified, approved and confirmed in each and every respect.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

Section 5.2. Headings.  The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.3. Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.4. No Other Amendments.  Except for the amendments expressly set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.

Section 5.5. Costs and Expenses.  The Company agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.

Section 5.6. Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Illinois.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

“Borrowers”

AMCOL International Corporation

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Vice President and Chief Financial Officer

CETCO Europe Ltd.

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Director

Amcol Minerals Europe Ltd.

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Director

Cetco-Poland, Cetco Spółka Z Ograniczoną Odpowiedzialnością S.K.A.

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Authorized Signatory

AMCOL Australia Pty Ltd.

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Authorized Signatory

First Amendment to AMCOL International Corporation Credit Agreement

“Guarantors”

AMCOL International Corporation

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Vice President and Chief Financial Officer

CETCO Energy Services Company LLC

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Treasurer

American Colloid Company

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Vice President and Treasurer

Colloid Environmental Technologies Company LLC

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Treasurer

AMCOL International Holdings Corporation

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Vice President and Treasurer

Volclay International LLC

By /s/ Donald W. Pearson
Name: Donald W. Pearson
Title: Vice President and Treasurer

First Amendment to AMCOL International Corporation Credit Agreement

“Lenders”

BMO Harris Bank N.A. in its individual capacity as a Lender, as L/C Issuer, Swing Line Lender, and as Administrative Agent

By /s/ Scott W. Morris
Name: Scott W. Morris
Title: Director

First Amendment to AMCOL International Corporation Credit Agreement

Wells Fargo Bank, N.A.

By /s/ Keith J. Cable
Name: Keith J. Cable
Title: Vice President

First Amendment to AMCOL International Corporation Credit Agreement

Bank of America, N.A.

By /s/ Daniel R. Petrik
Name: Daniel R. Petrik
Title: Senior Vice President

First Amendment to AMCOL International Corporation Credit Agreement

The Northern Trust Company

By /s/ M. Scott Randall
Name: M. Scott Randall
Title: Second Vice President

First Amendment to AMCOL International Corporation Credit Agreement

RBS Citizens, N.A.

By /s/ Stephen A. Maenhout
Name: Stephen A. Maenhout
Title: Senior Vice President

First Amendment to AMCOL International Corporation Credit Agreement

HSBC Bank USA, N.A.

By /s/ Kambiz Ghorashi
Name: Kambiz Ghorashi
Title: Vice President

First Amendment to AMCOL International Corporation Credit Agreement

Addendum I

Schedule I
to Exhibit F

AMCOL International Corporation

Compliance Calculations
for Credit Agreement dated as of January 20, 2012

Calculations as of _____________, _______

For Period Ending
Covenant 8.20(a) - Leverage Ratio
Debt:
Indebtedness _________________ _________________ _________________ _________________ _________________
Debt
EBITDA (information for past 4 quarters):
Net income
Interest expense
Income tax expense
Depreciation and amortization expense
EBITDA of acquisitions, as approved by Administrative Agent
Non-cash charges
minus Non-cash gains
EBITDA
Leverage Ratio (Debt/EBITDA)
Leverage Ratio covenant limitation not to exceed:
Is the company in compliance?
Covenant 8.20(b) - Net Worth
Net Worth - current period
Minimum Net Worth required
Minimum Net Worth at last measurement period
25% of Net Income
25% of Net Cash Proceeds of the issuance of equity securities
Minimum Net Worth required
Is the company in compliance?
Covenant 8.20(c) - Interest Coverage Ratio
EBITDA
Interest expense
EBITDA/Interest expense
Covenant limitation - not less than
Is the company in compliance?